UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2023

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On November 6, 2023, MacKenzie Realty Capital, Inc., a Maryland corporation (the “Company”), held its 2023 annual meeting of stockholders (the “Annual Meeting”).  Two proposals were on the agenda for the 2023 Annual Meeting: Proposal 1, to elect three directors to hold office until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and Proposal 2, to ratify Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2024.

With respect to Proposal 1, all nominees standing for election as directors were elected to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The voting results for each of the three persons nominated were as follows:

Nominee	Votes For	Votes Withheld
Thomas Frame	6,592,334	417,577
Timothy Dozois	6,581,829	428,082
Chip Patterson	6,575,588	434,323

No broker non-votes were cast in the election of directors. A total of 7,009,911 Shares were present at the meeting, or 52.68% of Shares outstanding and eligible to vote, so a quorum was reached.  Over 93% of all shares present at the meeting voted for all 3 directors.

With respect to Proposal 2, the stockholders ratified Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2024:

Votes For	Votes Against	Abstentions
6,549,168	132,660	328,083

No broker non-votes were cast in the ratification of auditors.  Thus 93.43% of all shares present at the meeting voted for the ratification of Moss Adams, LLP as the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: November 6, 2023	By:	/s/ Robert Dixon
Robert Dixon
President